QuickLinks -- Click here to rapidly navigate through this document

Exhibit 32.1

Certification of Co-Chief Executive Officers and Chief Financial Officer
Pursuant to
18 U.S.C Section 1350

        In connection with the annual report on Form 10-K of Ares Commercial Real Estate Corporation (the "Company") for the year ended December 31, 2015 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), John Jardine, as Co-Chief Executive Officer of the Company, Robert L. Rosen, as Interim Co-Chief Executive Officer of the Company, and Tae Sik Yoon, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

  1.
  The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

  2.
  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 1, 2016

/s/ JOHN JARDINE John Jardine Co-Chief Executive Officer, Director and President
/s/ ROBERT L. ROSEN Robert L. Rosen Interim Co-Chief Executive Officer and Chairman
/s/ TAE-SIK YOON Tae-Sik Yoon Chief Financial Officer and Treasurer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Ares Commercial Real Estate Corporation and will be retained by Ares Commercial Real Estate Corporation and furnished to the Securities and Exchange Commission or its staff upon request.

QuickLinks

  Exhibit 32.1
Certification of Co-Chief Executive Officers and Chief Financial Officer Pursuant to 18 U.S.C Section 1350